Exhibit 2

                              CERTIFICATE OF MERGER

                                       OF

                              MDV ACQUISITION CORP.

                                      INTO

                             MDV TECHNOLOGIES, INC.

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                         Pursuant to Section 251 of the
                        Delaware General Corporation Law
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              MDV TECHNOLOGIES, INC., a Delaware corporation, hereby certifies as follows:

                FIRST: The names of the constituent corporations are "MDV TECHNOLOGIES, INC." and "MDV ACQUISITION CORP." Each constituent corporation is incorporated under the laws of the State of Delaware.

                SECOND: An Agreement and Plan of Merger dated as of October 8, 1996, has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251(c) of the General Corporation Law of the State of Delaware.

                THIRD: The name of the surviving corporation (the "Surviving Corporation") is MDV TECHNOLOGIES, INC.

                FOURTH: The Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as set forth on Exhibit A hereto.

                FIFTH: An executed copy of the Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation, 3040 Science Park Road, San Diego, California 92121, and a copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the constituent corporations.

     IN WITNESS WHEREOF, MDV TECHNOLOGIES, INC. has caused this Certificate of Merger to be executed in its corporate name by its authorized official this 12th day of November, 1996.


                             MDV TECHNOLOGIES, INC.


                               By: /s/_________
                                   Name:
                                   Title: